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                                                                    EXHIBIT 23.4

                  CONSENT OF APSIS CONSULTORIA EMPRESARIAL LTDA

The Board of Directors
Telemar Participacoes S.A.:


We consent to the inclusion of our report dated April 20, 2006 included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ RICARDO DUARTE CARNEIRO MONTEIRO            /s/ LUIZ PAULO CESAR SILVEIRA

  RICARDO DUARTE CARNEIRO MONTEIRO                LUIZ PAULO CESAR SILVEIRA

          Socio-Diretor                                   Diretor


Sao Paulo, Brasil
May 8, 2006